EXHIBIT 10.39

                              EMPLOYMENT AGREEMENT

Agreement dated this 7th day of December, 1998, by and between Able Telcom Holding Corp., with its address at 1601 Forum Place, Suite 1110, West Palm Beach, Florida, 33401, ("Employer"), and Gideon Taylor 265 Harper Road Dry Fork, VA 24549 ("Employee").

                                   WITNESSETH:

WHEREAS, Employer is engaged in the telephone and telecommunication installation and service, business and the manufacture, sale and installation of highway signs and traffic control products; and

WHEREAS, Employer desires to continue to employ as Vice President of Special Projects;

WHEREAS, Employer desires to avail itself of the services of the Employee in order that his knowledge and ability may be utilized in the conduct and development of the business and affairs of Employer; and

WHEREAS, Employee has evidenced his willingness to enter into an employment agreement with respect to his employment by Employer, pursuant to the terms and conditions hereinafter set forth.

NOW THEREFORE, is consideration of the foregoing and mutual promises and covenants herein contained, it is agreed as follows:

1. EMPLOYMENT: DUTIES

Employer hereby employs Employee as VP of Special Projects, subject at all times to the direction of the Board of Directors and CEO of Employer.

2. FULL TIME EMPLOYMENT

Employee hereby accepts employment by Employer upon the terms and conditions contained herein and agrees that during the term of this Agreement, Employee shall devote all of his business time, attention and energies to the business of Employer.

3. TERM

Employee's employment hereunder shall be for a term of 6 months to commence on the date hereof. This Agreement may be extended for additional one (1) year term after the initial term. The Employer must give a minimum of thirty (30) days prior written notice to the Employee that they elect to have the Agreement extended effective at the end of any term.

4. TERM1NATION FOR CAUSE

Notwithstanding any other provision of this Agreement, Employee may be terminated on thirty (30) days notice without further benefits or compensation for any of the following reasons: a) misuse, misappropriation or embezzlement of any Employer property or funds; b) conviction of a felony, c) breach of any material provision of this Agreement, d) breach of responsibility to act in best interest of Company or at the direction of the Board.

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5. TERMINATION WITHOUT CAUSE

Termination without cause can only be effected by a majority vote of the Board of Directors approving such termination. In the event of the termination without cause, the Employee will be paid one-year's severance pay or the remaining balance of the contract plus regular company fringe benefits for a period of six months from the date of severance. Severance will be paid on the date of termination.

6. COMPENSATION

As full compensation for the performance of his duties on behalf of Employer, Employee shall be compensated as follows:

i) BASE SALARY. Employer during the term hereof shall pay Employee a base salary at the rate of one hundred eighty thousand dollars ($180,000) per annum (with an expected total to be paid over the original contract term of $90,000) payable no less frequently than in monthly installments.

ii) REIMBURSEMENT OF EXPENSES. Employer shall reimburse Employee for the expenses incurred by Employee in connection with his duties hereunder, including travel and entertainment, such reimbursement to be made in accordance with regular Employer policy and upon presentation by Employee of the details of, and vouchers for such expenses.

iii) SALARY ADJUSTMENTS. Prior to the expiration of each contract term, the Board of Directors may review Employee's salary and benefits and if appropriate in its sole and absolute discretion may increase such salary and benefits for the next succeeding year.

iv) AUTOMOBILE ALLOWANCE. Employer shall provide Employee with an automobile allowance of five hundred dollars ($500) per month or in lieu thereof, a company automobile.

7) FRINGE BENEFITS

During the term of this Agreement, Employer shall provide at its sole expense to the Employee hospitalization, major medical, life insurance and other fringe benefits on the same terms and conditions as it shall afford other management employees. Employer shall also pay all fringe benefits plus $75,000 per year for the number of years equal to his years of employment (years as of the date hereof) with the minimum years being ten (10). This $75,000 per year will start at the Employee's termination date.

8) UPON TERMINATION OF EMPLOYMENT

Subsequent to the termination of the employment of Employee, Employee will not interfere with or disrupt or attempt to disrupt Employer's business relationships with its customers or suppliers. Further, Employee will not solicit any of the employees of Employer to leave the Employer for a period of three (3) years following such termination. In addition, Employee agrees that all information received from principals and agents of Employer will be held in total confidence for a period of three (3) years following termination of employment, to the extent such information is proprietary and not generally available to the public or sources outside the company.

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9) INCAPACITY

In the event that Employee shall become incapacitated or unable to perform the duties of his employment hereunder for the balance of the current term (hereinafter referred to as the "Disability Period"), the Employee nevertheless shall be entitled to full salary and other payments not including bonus, provided for hereunder during the Disability Period; provided, however, that any amount paid to the Employee under any Employer provided disability insurance will be subtracted from payments to be made to the Employee by the Employer or insurance company. In the event that Employee is incapacitated for a period which exceeds the Disability Period, Employee shall not be entitled to receive the compensation and other payments provided for hereunder for any time after the end of the Disability Period excepting the employee will be entitled to receive the benefits called for in paragraph 7 hereof. In no event shall the disability payment period exceed the period of this Agreement. Employee shall be considered to be incapacitated when he is unable to perform the normal duties required of him hereunder. Incapacity shall be determined by two (2) medical doctors assigned by Employer.

10) NOTICES

All notices hereunder shall be in writing and shall be sent to the parties at the respective addresses above set forth. All notices shall be delivered in person or given by registered or certified mail, postage prepaid, and shall be deemed to have been given when delivered in person or deposited in the United States mail. Either party may designate any other address to which notice shall be given, by giving notice to the other of such change of address in the manner herein provided. Employer, or its management, directors, representatives, employees or affiliates will not make any public announcements or any other information related to Employee, directly or indirectly, without the express written consent of Employee, except as required by law or regulation

11. SEVERABILITY OF PROVISIONS

If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

12. ENTIRE AGREEMENT: MODIFICATION

All prior agreements with respect to the subject matter hereof between the parties are hereby canceled. This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

13. BINDING EFFECT

The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Employer, its successors and assigns, and upon the Employee and his legal representatives, heirs and legatees. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.

14. NON-WAIVER

The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of this Agreement and shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this Agreement on the part of either party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

15. GOVERNING LAW

This Agreement shall be construed and governed by the laws of the State of Florida.

16. ARBITRATION

Any controversy or claim arising under, out of, or in connection with this Agreement or any breach or claimed breach hereof, shall be settled by arbitration before the American Arbitration Association, in Palm Beach County, Florida, before a panel of three arbitrators, in accordance with its rules, and judgment upon any award rendered may be entered in any court having jurisdiction thereof.

17. HEADINGS

The headings of the paragraphs herein are inserted for convenience and shall not affect any interpretation of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement on 9th day of December, 1998.

Witness:                            Employer:  ABLE TELCOM HOLDING CORP.

By: /s/ ELIZABETH TERRERO           By: /s/ BILLY V. RAY
   ---------------------------         --------------------------------
                                    Billy V. Ray
By: /s/ C. FRANK SWARTZ             CEO
------------------------------

Witness:                            Employee:

By: /s/ ELIZABETH TERRERO           By: /s/ GIDEON D. TAYLOR
   ---------------------------         --------------------------------
                                    Gideon D. Taylor
By: /s/ C. FRANK SWARTZ
   ---------------------------


[SEAL]
/s/ ELIZABETH TERRERO

Approval from the Board of Directors of Able Telcom Holding Corp.

SUBJECT: Employment Agreement for Gideon D. Taylor

DATE: December 9, 1998



Signatures:


/s/ C. FRANK SWARTZ
-----------------------------
Carl Frank Swartz, Chairman


[ABSTAINED]
-----------------------------
Gideon D. Taylor, Director


/s/ FRAZIER L. GAINES
-----------------------------
Frazier L. Gaines, Director


/s/ TOM DAVIDSON
-----------------------------
Tom Davidson, Director



-----------------------------
Jonathan Bratt, Director